EXHIBIT (2)(k)(3)(l)

AMENDMENT TO

JOHN HANCOCK CLOSED-END FUNDS

SERVICE AGREEMENT

FOR

TRANSFER AGENT SERVICES

THIS AMENDMENT (this “Amendment”) dated July 1, 2024 to the Service Agreement for Transfer Agent Services (the “Agreement”) dated June 1, 2002, as amended by and between Computershare Inc., a Delaware corporation, successor-in-interest to Computershare Shareowner Services LLC (“Agent”), and John Hancock Financial Opportunities Fund, John Hancock Hedged Equity & Income Fund, John Hancock Income Securities Trust, John Hancock Investors Trust, John Hancock Preferred Income Fund, John Hancock Preferred Income Fund II, John Hancock Preferred Income Fund III, John Hancock Premium Dividend Fund, and John Hancock Tax-Advantaged Dividend Income Fund, each a Massachusetts Business Trust, each a Massachusetts Business Trust (collectively, the “Clients”).

WHEREAS, Agent and the Clients desire to amend the Agreement as provided in this Amendment.

NOW THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Amendments to Agreement. The Agreement is hereby amended as follows:

(a)	Section 2(a) of the Agreement is hereby amended and restated in its entirety as follows:

“(a) Effective July 1, 2024, the Agreement shall continue through June 30, 2027; provided, however, the Clients may terminate this Agreement at any time and without penalty upon sixty (60) days written notice to Agent.”

(b)	Exhibit D is hereby deleted in its entirety and replaced with the new Exhibit D attached hereto.

2.	Term of the Amendment. This amendment shall become effective upon due execution and delivery by the parties hereto and shall remain in effect for so long as the Agreement shall remain in effect.

3.

Ratification. Except as expressly set forth herein, the Agreement is not modified hereby and shall remain in full force and effect in accordance with the respective provisions thereof and is in all respects ratified and affirmed.

4.

Partial Invalidity. If any provision of this Amendment is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Amendment as a whole, but this Amendment shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

5.

Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall be for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument. A signature to this Amendment executed and/or transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

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IN WITNESS WHEREOF, the parties hereto have caused these presents to be duly executed as of the day and year first above written.

Computershare Inc.

By:	/s/ Ann Bowering
Name:	Ann Bowering
Title:	CEO Issuer Services, North America

27-Jun-2024

John Hancock Financial Opportunities Fund

John Hancock Hedged Equity & Income Fund

John Hancock Income Securities Trust

John Hancock Investors Trust

John Hancock Preferred Income Fund

John Hancock Preferred Income Fund II

John Hancock Preferred Income Fund III

John Hancock Premium Dividend Fund

John Hancock Tax-Advantaged Dividend Income Fund

By:	/s/ Fernando A. Silva
Name:	Fernando A Silva
Title:	CFO- John Hancock Group of Funds

27-Jun-2024

EXHIBIT D

FEE AND SERVICE SCHEDULE FOR STOCK TRANSFER SERVICES

between

John Hancock Closed-End Investment Companies

and

COMPUTERSHARE INC.

and

COMPUTERSHARE TRUST COMPANY, N.A.

This Fee and Service Schedule (“Schedule”) is by and between Computershare Inc. (“Agent”) and John Hancock Financial Opportunities Fund, John Hancock Hedged Equity & Income Fund, John Hancock Income Securities Trust, John Hancock Investors Trust, John Hancock Preferred Income Fund, John Hancock Preferred Income Fund II, John Hancock Preferred Income Fund III, John Hancock Premium Dividend Fund, John Hancock Tax-Advantaged Dividend Income Fund, each a Massachusetts Business Trust, (collectively, the “Clients”), whereby Agent, as applicable, will perform the following services for the Clients. This Schedule is an attachment to the Service Agreement for Transfer Agent Services between the parties effective as of June 1, 2002 (“Agreement”). Terms used, but not otherwise defined in this Schedule, shall have the same meaning as those terms in the Agreement.

1.	TERM

The fees set forth in this Schedule shall be effective for a period of three (3) years, commencing from the effective date of July 1, 2024 (“Initial Term”). If no new fee schedule is agreed upon prior to a Renewal Term, provided that service mix and volumes remain constant, the fees listed in the Schedule shall be increased by the lower of i) 2% per year or ii) the accumulated change in the National Employment Cost Index for Service Producing Industries (Finance and Insurance) Table 5. Compensation (not seasonally adjusted): Employment Cost Index for total compensation, for private industry workers, by occupational group and industry (www.bls.gov).

for the preceding years of the expiring term, as published by the Bureau of Labor Statistics of the United States Department of Labor. Fees will be increased on this basis for each successive Renewal Term.

2.	FEES

Ongoing Account Management*

This fee covers the administration of the services listed in Section 3, except as noted otherwise. Expenses associated with providing these services will be charged separately.

Per Month	Accts. Maintained	Fund Name
$1,760.00	1,800	John Hancock Financial Opportunities Fund (“BTO”)
$1,183.00	1,000	John Hancock Hedged Equity & Income Fund (“HEQ”)
$3,911.00	5,300	John Hancock Income Securities Trust (“JHS”)
$3,083.00	4,700	John Hancock Investors Trust (“JHI”)
$1,539.00	500	John Hancock Preferred Income Fund (“HPI”)
$1.539.00	500	John Hancock Preferred Income Fund II (“HPF”)
$1,539.00	500	John Hancock Preferred Income Fund III (“HPS”)
$6,634.00	4,600	John Hancock Premium Dividend Fund (“PDT”)
$1,429.00	500	John Hancock Tax-Advantaged Dividend Income Fund Tax-Adv. (“HTD”)

*

If the average volume of transactions or inquiries significantly increases, or decreases, during the term of this Agreement, as a result of outside factors or unforeseen circumstances for which Agent is not the proximate cause, Agent and Clients shall negotiate a revised fee.

This Amendment shall have a not-to-exceed amount of $946,212. Should the total fees exceed this amount, both parties agree to work on executing an Amendment to add additional fees.

Automated Clearing House (ACH)

• ACH Validation Request	$1.95 per validation request (whether approved or rejected)
• ACH Payment (Debit or Credit) Failure	$1.95 per failed remittance

Direct Filing of Unclaimed Property

• Annual administration fee	Included
• Due Diligence	$2.50 per account (minimum $250.00)

Lost Shareholder Search Services

• SEC Electronic Database Search	$3.00 per account searched (minimum $250.00)

3.	SERVICES

Administrative Services

•	Assign relationship manager

Account Maintenance

•	Maintain registered Shareholder accounts, noted above, per Clients (additional accounts to be billed at $2.50 each per year)

•	Create new Shareholder accounts

•	Post and acknowledge address changes

•	Process other routine file maintenance adjustments

•	Post all transactions to the Shareholder file

•	Provide confirmation of authorized and issued capital amounts to fund, upon request

•	Perform OFAC (Office of Foreign Asset Control) and Patriot Act reporting

•

Obtain from Clients a tax certification of Fund’s U.S. (Form W-9) or non-U.S. (Form W-8) status. If Clients is tax resident in a country other than the United States, additional fees may apply. Clients will notify Agent of any changes to its country of tax residence.

•	Coordinate the mailing of Funds annual privacy notice to all Shareholders, as requested, at Fund’s expense

Share Issuance

•	Issue, cancel and register Shares (certificate issuances, if applicable, may be subject to Shareholder- paid additional fees)

•	Process transfers as appropriate

•	Replace lost, stolen or destroyed certificates in accordance with UCC guidelines and Agent policy (subject to Shareholder-paid fee and bond premium)

•	Place, maintain and remove stop-transfer notations

Shareholder Communications

•	Provide Fund-specific Shareholder contact number (will be the same number for all Funds)

•	Provide Interactive Voice Response (IVR) 24/7 (subject to system maintenance)

•	Respond to Shareholder inquiries (written, e-mail and web)

•	Record Shareholder calls

•	Scan and image incoming correspondence from Shareholders

•

Solicit, collect and record consents and U.S mobile telephone numbers from Shareholders for Agent to send text messages. Such consents and information may be collected via IVR, the Investor Center™ website, Shareholder calls, or in writing.

•	For consented accounts, provide text message notifications for:

•	various transactions (not to replace legally required notifications)

•	action to be taken on an Account (e.g., uncashed checks, uncertified TIN)

•	Receive and record requests to stop text messages

•	Administer text message campaigns (as agreed upon between Fund and Agent, and which may be subject to additional fees)

•	Agent may, from time to time, conduct surveys of Shareholders regarding the Services they receive from Agent under this Agreement

Direct Registration System (“DRS”)

•	Register, issue and transfer DRS book-entry Shares

•	Issue DRS statements of holding

•	Provide Shareholders with the ability to sell Shares in accordance with the terms and conditions, including applicable fees, of the DRS Sales Facility

•	Process sales requests within the appropriate timeframe based on the type of service requested, in accordance with the terms of the DRS Sales Facility

•	Coordinate the issuance, payment and reconcilement for any proceeds stemming from the use of the DRS Sales Facility, in accordance with the terms and conditions of the facility

•	Coordinate the mailing of advices to Shareholders

•	Accept and cancel certificated Shares and credit such Shares into a DRS position

Online Access

•

Provide availability to Agent’s Issuer Online™ website, which provides access to Fund and Shareholder information administered by Agent and permits data management including accessing standard reports such as Top 10—200 Shareholder lists, submitting real-time inquiries such as an issued capital query, and reporting by holding range

•	Provide availability to Agent’s Investor Center™ website, which provides Shareholder Account information, transaction capabilities, downloadable forms and FAQs

•	Provide on-demand reporting to allow Fund to generate non-standard reports at Agent’s standard fee for such reports

•	SOC 1 and SOC 2 reports will be provided upon request and billed the applicable charges at that time.

Dividend Services

Number of dividends process per year. The dividend disbursement fee includes all of the services listed below.

Fund	Included
John Hancock Financial Opportunities Fund (“BTO”)	4
John Hancock Hedged Equity & Income Fund (“HEQ”)	4
John Hancock Income Securities Trust (“JHS”)	4
John Hancock Investors Trust (“JHI”)	4
John Hancock Preferred Income Fund (“HPI”)	12
John Hancock Preferred Income Fund II (“HPF”)	12
John Hancock Preferred Income Fund III (“HPS”)	12
John Hancock Premium Dividend Fund (“PDT”)	12
John Hancock Tax-Advantaged Dividend Income Fund Tax-Adv. (“HTD”)	12

•	Initiate dividend payments (check, wire, ACH, etc.) following receipt of sufficient funds from Clients

•	Coordinate the mailing of dividend checks

•	Prepare and file federal information returns (Form 1099) of dividends paid in a year

•	Prepare and file state information returns of dividends paid in a year to Shareholders resident within such state

•	Prepare and file annual withholding return (Form 1042) and payments to the government of income taxes withheld from non-resident aliens

•	Coordinate the mailing of Form 1099 to Shareholders

•	Coordinate the email notification to Shareholders of the online availability of Form 1099

•	Replace lost dividend checks

•	Reconcile paid and outstanding checks

•	Code “undeliverable” accounts to suppress mailing dividend checks to same

•	Keep records of accumulated uncashed dividends

•	Withhold tax from Shareholder accounts as required by United States government regulations

•	Reconcile and report taxes withheld, including additional Form 1099 reporting requirements, to the Internal Revenue Service

•	Mail to new accounts who have had taxes withheld, to inform them of procedures to be followed to curtail subsequent back-up withholding

•	Perform Shareholder file adjustments to reflect certification of accounts

•	Track and mail notices to “unresponsive payees” as required by SEC Rule 17Ad-17, and replace checks as requested by unresponsive payees

Automated Clearing House (ACH) Services

Clients authorizes Agent to originate ACH debits (for Plan purchases) and credits (dividends and other payments under the Agreement) at the request of Shareholders. ACH transactions will be subject to NACHA (National Automated Clearing House Association) Operating Rules. Agent will not provide notice to Clients of each ACH item processed. Payments made by ACH credit that are rejected will be deemed paid when a check is issued to the Shareholder.

•	Review data for accuracy and completeness

•	Code accounts for ACH and perform bank account validation or pre-note, as applicable

•	Mail reject notification letter to Shareholders who have failed ACH account validation

•	Identify rejected ACH transmissions, and mail check and explanation letter to Shareholders with rejected transmissions

•	Make or receive payments via ACH as requested by Shareholders for all valid ACH accounts

•	Respond to Shareholder inquiries concerning the ACH Program, including failed ACH account validation

•	Maintain ACH participant file, including coding new ACH accounts

•	Process termination requests

Investment Plan Services

•	Provide Plan brochure to Fund for review and determination on optional features or requirements that can be elected by Fund

•

Provide Plan prospectus or brochure consultation including review of terms to ensure consistent with operation of Plan and Plan eligibility, criteria, services and features, and any fees associated with all aspects of the Plan. The Plan prospectus or brochure will further be reviewed for accuracy of information concerning Agent and any legal requirements applicable to Trust Company in administering the Plan.

•	Prepare draft introduction letters coming from either Clients or Agent, with final letter to be agreed upon by the parties

•	Create enrollment form for Shareholders and, if applicable, initial investment form for interested investors

•	Provide outbound material enclosing and the courtesy reply envelope (to promote ease of participation)

•	Build and house all program documents and assist in the creation of any links between Agent’s and Fund’s homepages

•	Administer Account enrollment, maintenance, and termination for investors who enroll in the Plan (collectively, “Participants”)

•	Reconcile investments

•	Credit and debit Participants’ accounts

•	Handle prospective and current Participants’ inquiries

•	Accept and cancel certificated Shares and credit such Shares in book-entry form into the Plan

•	Administer the electronic transfers of Shares, as applicable, to Participants

•	As requested, invest dividend monies and optional cash purchases per the Plan document

•	Coordinate the distribution of statements and/or transaction advices to Participants when activity occurs, as required

•	Coordinate an email notification to requesting Participants of the online availability of their Plan statements

•	Process automatic investments

•	Process termination and withdrawal requests

•	Provide Participants with the ability to sell Shares in accordance with the terms of the Plan

•	Process sale requests within the appropriate timeframe based on the type of service requested and the stipulations of the Plan

•	Coordinate the issuance, payment and reconcilement for any sales proceeds for sales transactions processed under the Plan, in accordance with the terms and conditions of the Plan

•	Withhold and make payments to the IRS of back-up withholding of Participants, if applicable;

•	Issue the proper tax forms and perform the required reporting to the IRS

•	Supply summary reports for each reinvestment/investment to Fund if requested

•	Coordinate the mailing of annual privacy notice to Participants, as required, at Clients expense

International Currency Exchange Services

Computershare may, at its option, offer a currency conversion service (“ICE Service”) to certain Shareholders whereby any such Shareholder can elect to receive payments in a currency other than U.S. Dollars. The ICE Service is voluntary and will only be provided to a Shareholder who selects such ICE Service and who agrees to the ICE Service terms and conditions. Agent shall charge a processing fee to the Shareholder and may receive compensation from the currency conversion service provider. Fund will not incur fees resulting from the ICE Service.

Annual Meeting Services (includes one annual meeting per year, excludes annual meetings conducted through consent)

•

Provide a proxy record date list through the Issuer Online™ website’s FileShare; includes Shareholder name, address and Share amount (additional fees assessed for paper requests or other file delivery mechanisms)

•	Address proxy cards for all registered Shareholders

•	Coordinate the mailing of the proxy package

•	Receive, open and examine returned paper proxies

•	Tabulate returned paper proxies

•	Provide Fund with a vote status through the Issuer Online™ website’s Proxy Watch™ feature

•	Attend Annual Meeting as Inspector of Election when Agent is the proxy tabulator (travel expenses billed as incurred, travel expenses must be in compliance with Manulife Travel Policy)

•	Prepare a final voted/unvoted list through the Issuer Online™ website’s Proxy Watch™ feature

•	Coordinate the return/destruction of excess materials

Direct Filing of Unclaimed Property

•	Coordinate the mailing of due diligence notices to all qualifying Shareholder Accounts as defined by the state filing matrix

•	Process responses to due diligence notices and re-issue uncashed checks to Shareholders as applicable

•	Prepare and file required preliminary and final unclaimed property reports

•	Prepare and file checks/wires for each state covering unclaimed funds as per state requirements

•	Issue and file stock/stock certificate(s) registered to the applicable state(s) representing returned (RPO) certificates and underlying Share positions

•	Retain, as required by law or otherwise, records of property escheated to the states and respond, after appropriate research, to Shareholder inquiries relating to same

Lost Shareholder Search Services

•	Identify Accounts eligible for SEC mandated searches

•	Perform electronic database searches in accordance with SEC requirements

•	Update new addresses provided by search firm

•	Send verification form to Shareholder to validate address

•	Reissue unclaimed property held to Shareholders upon receipt of signed verification form

OTC Reporting

If Fund is listed on the OTCQX, OTCQB, or OTC Pink Open Market at any time while the Agreement is in effect, Fund authorizes and instructs Agent to provide the following information to the OTC Markets Group Inc. on a daily basis electronically through the Transfer Agent Verified Shares Program:

•	CUSIP

•	Number of Outstanding Shares (and as-of date for such number)

•	Number of authorized Shares or “unlimited” (and as-of date for such number)

•	Number of Shares held with Cede & Co. (and as-of date for such number), plus all other Shares without a restricted legend

•	Number of restricted Shares (and as-of date for such number)

4.	Expenses

Fund will be responsible for expenses associated with the Services listed in Section 3 of this Schedule, as applicable, including but not limited to, charges for print/mail (paper, imaging, enclosing, envelopes, sorting, delivery/postage), eDelivery, and Depository Trust Company (DTC) transactions.

Postage expenses in excess of $5,000 for Shareholder mailings must be received in full by 12:00 p.m. Eastern Time on the scheduled mailing date. Postage expenses less than $5,000 will be billed as incurred. For clarification, the $5,000 is based on individual mailings and are not cumulative.

Deconversion: Upon expiration or termination of this Agreement, Clients shall pay Agent a fee for deconversion services (e.g., providing shareholder lists and files, producing and shipping records, answering successor agent inquiries). This fee shall be based on Agent’s deconversion fee schedule as outlined in Exhibit A.

5.	Billing Definition of Number of Accounts

For billing purposes, the number of Accounts will be based on open Accounts on file at the beginning of each billing period, plus any new Accounts added during that period. An open Account shall mean the Account of each Shareholder which Account shall hold any full or fractional Shares held by such Shareholder, outstanding funds, or reportable tax information.

6.	Additional Services and Fees

Fund will be responsible for payment for services not specifically listed in Section 3 but related to the services listed in Section 3 of this Schedule or in the Agreement, as applicable based on usage, including but not limited to, record retention, telephone line charges, RPO re-mails, courier services, freight, NCOA searches, exchange and broker fees, online knowledge-based authentication for Investor Center users, Investor Center PIN letters, certificate mailing, and responses to Fund in relation to Shareholder or other living individual requests under data privacy laws, and responses to subpoenas. Fund acknowledges and agrees that Agent may charge additional fees to third parties for transactions or services requested by such third parties (e.g., brokerage firms, Shareholders) that are related to the Services.

Services such as the payment of a stock dividend, a stock split, a corporate reorganization, mass issuance, or an unvested stock program; audit services; regulatory reports; services provided to a vendor of Fund; services related to special meetings; Notice and Access Services; or any services associated with a special project are subject to additional fees.

Services required by legislation or regulatory fiat which become effective after the date of acceptance of this Schedule shall not be a part of the Services and may be subject to additional fees.

Fund will be responsible for overtime charges assessed in the event of a late delivery to Agent of Fund material for mailings to Shareholders, unless the mail date is rescheduled. Such material includes, but is not limited to, proxy statements, quarterly and annual reports and news releases.

7.	Bank Accounts

All funds received by Computershare under this Agreement that are to be distributed or applied by Computershare in the performance of Services (the “Monies”) shall be held by Computershare as agent for the Fund and deposited in one or more bank accounts to be maintained by Computershare in its name as agent for the Fund. Until paid pursuant to this Agreement, Computershare may hold or invest the Monies through such accounts in: (i) obligations of, or guaranteed by, the United States of America; (ii) commercial paper obligations rated A-1 or P-1 or better by Standard & Poor’s Corporation (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), respectively; (iii) AAA rated money market funds that comply with Rule 2a-7 of the Investment Company Act of 1940; or (iv) demand deposit accounts, short term certificates of deposit, bank repurchase agreements or bankers’ acceptances, of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.). Computershare shall have no responsibility or liability for any diminution of the Monies that may result from any deposit or investment made by Computershare in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party. Computershare may from time to time receive interest, dividends or other earnings in connection with such deposits or investments. Computershare shall not be obligated to pay such interest, dividends or earnings to Fund, any Shareholder or any other party.

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In WITNESS WHEREOF, each of the parties hereto has caused this Schedule to be executed by one of its officers thereunto duly authorized, all as of the effective date hereof.

Computershare Inc.

By:	Ann Bowering
Name:	Ann Bowering
Title:	CEO Issuer Services, North America

John Hancock Financial Opportunities Fund
John Hancock Hedged Equity & Income Fund
John Hancock Income Securities Trust
John Hancock Investors Trust
John Hancock Preferred Income Fund
John Hancock Preferred Income Fund II
John Hancock Preferred Income Fund III
John Hancock Premium Dividend Fund
John Hancock Tax-Advantaged Dividend Income Fund

By:	/s/ Fernando A. Silva
Name:	Fernando A Silva
Title:	CFO- John Hancock Group of Funds

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[SIGNATURE PAGE TO FEE AND SERVICE SCHEDULE FOR STOCK TRANSFER SERVICES]

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Exhibit A

Standard and Extended Conversion Services

Termination Phase	Standard Services. $5,000.00 Minimum Fee Per Termination	Extended Services. $2,500.00 for each of the individual Services listed below.

Test of Conversion Services	• Not applicable

•  Test full audit extracts files (which are either transmitted to the agent or copied on to a protected CD); test Full Registered List, all classes Opened and/or Closed

•  Additional test audit extracts (includes all shareholder details. Control totals & codes sent w/extracts)

•  Test separate exchange lists for each class

•  Test certificate stop list

•  Test certificate legend list

•  Test RPO accounts

•  Test full transactions lists

•  Test ACH debit list including plan shares and reinvestment code

•  Test ACH credit list and secondary address list

Final Conversion Services

•  Full audit extracts

•  Full registered list opened and closed

•  Certificate stop list

•  Certificate legend list

•  RPO accounts

•  End of year tax report*

•  Parallel processing for up to 4 days

•  Communications with new agent as applicable

•  Separate exchange lists for each class

•  Full transactions list

•  ACH Debit including plan shares and reinvestment code*

•  ACH Credit list and secondary address list*

•  1099D detailed report*

•  1042S detailed report*

•  Parallel processing for more than 4 days (each additional day is considered one extended service)

Post Conversion Services	• Certification letter • Due Diligence statement • 3 months post conversion • Check extract files • Check reports • Check reports and extracts to CDs • Communications with new agent as applicable	• Not applicable

*	Not applicable to terminations for non-dividend payers.

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